SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 9, 2005

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

601 Jefferson, Suite 3600
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
First Amendment to Credit Agreement
Press Release dated November 10, 2005

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation.
          On November 9, 2005, NRP (Operating) LLC entered into an amendment to its 5-year, $175 million revolving credit facility with Citigroup Global Markets, Inc. and Wachovia Capital Markets, LLC as joint lead arrangers. The amendment extends the term of the credit facility by one year to 2010 with two separate options to extend for one additional year each. The amendment also lowers the borrowing costs and commitment fees.
          Indebtedness under the amended revolving credit facility bears interest, at our option, at either:
•	the higher of the federal funds rate plus an applicable margin ranging from 0.00% to 1.00% or the prime rate as announced by the agent bank; or

•	at a rate equal to LIBOR plus an applicable margin ranging from 0.75% to 2.00%.
          We incur a commitment fee on the unused portion of the revolving credit facility at a rate ranging from 0.15% to 0.40% per annum.
          Some of the lenders and their affiliates have performed investment banking, financial advisory and other commercial services for us in the ordinary course of business from time to time for which they have received customary fees and expenses.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
10.1	First Amendment to Credit Agreement, dated as of November 9, 2005.

99.1	Natural Resource Partners L.P. press release dated as of November 10, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan
Vice President and General Counsel

Dated: November 10, 2005

Exhibit Index
10.1	First Amendment to Credit Agreement, dated as of November 9, 2005.

99.1	Natural Resource Partners L.P. press release dated as of November 10, 2005.